EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT, dated as of June __, 2008, is made by and between Lattice Incorporated, a Delaware corporation (“Company”), and Barron Partners LP, a Delaware Limited Partnership (the “Holder”).

WHEREAS, the Holder is the owner of 7,861,698 shares of the Company’s Series A Preferred Stock (the “Series A Preferred”) and 1,955,132 Warrants A to purchase shares of the Company’s common stock with an exercise price of $0.35 per share expiring 9/19/2011 registered pursuant to an SB2 registration statement filed on 2/12/07 and subsequently amended. (the “Registered Warrant”).

WHEREAS, the Holder also owns 10,544,868 unregistered Warrants A to purchase shares of the Company’s common stock with an exercise price of $0.35 per share expiring 9/19/2011, 12,500,000 Warrants B to purchase shares of the Company’s common stock with an exercise price of $0.875 per share expiring 9/19/2011 and 1,900,000 warrants to purchase shares of the Company’s common stock with an exercise price of $0.50 expiring 2/8/2012(collectively, the “Unregistered Warrants”).

WHEREAS, pursuant to the Certificate of Designation, the Conversion Price of the Series A Preferred, as adjusted in accordance with Section 7(c) of the Certificate of Designation is currently $0.161 per share and the Conversion Ratio is 3.5714;

WHEREAS, the Company and the Holder currently desire that the Holder return the Unregistered Warrants to the Company for cancellation;

WHEREAS, in consideration for the cancellation of the Unregistered Warrants, the Company desires to issue 520,000 of its newly designated Series C Preferred Stock (“Series C Preferred”) to the Holder, 5,200,000 shares of the Company’s common stock will be issuable to the Holder upon conversion of the Series C Preferred shares owned by the Holder;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

1. a. Cancellation and Reissue of Warrants. The Company and the Holder agree that the Holder will return the Unregistered Warrants to the Company for cancellation. The Company and the Holder also agree that the Holder will return the Registered Warrants to be reissued by the Company with the same terms as currently stated within 5 days of the receipt.

b. Filing of Certificate of Designation and Issuance of Series C shares. The Company and the Holder agree that upon the return and cancellation of the Unregistered Warrants, the Company shall within five (5) days of the signing of this Agreement, file the Certificate of Designation for the Series C Preferred, a copy of which is annexed hereto as Exhibit A, such that each share of Series C Preferred shall be convertible into 10 shares of the Company’s common stock subject to adjustment pursuant to the Certificate of Designation. Upon the effectiveness of the Certificate of Designation, the Company shall promptly issue certificates to the Holder representing the Series C Preferred shares.

3. Further Assurances. In connection with the exchange and the cancellation of the Unregistered Warrants and amendment to the Certificate of Designation, the Holder, by entering into this Exchange Agreement, agrees to execute all agreements and other documents as reasonably requested by the Company.

4. Investor Representations and Warranties and Covenants. The Holder represents, warrants and covenants to the Company as follows:

a.  No Registration. The Holder understands that the Series C Preferred Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Holder’s representations as expressed herein or otherwise made pursuant hereto.

b. Investment Intent. The Holder acquired the Series C Preferred Shares, for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Holder further represents that it will not violate the Securities Act and does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to the Preferred Shares.

c. Investment Experience. Such Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that such Holder can protect its own interests. Such Holder has such knowledge and experience in financial and business matters so that such Holder is capable of evaluating the merits and risks of its investment in the Company.

d. Transfer Restrictions. The Holder acknowledges that the shares of the Company’s common stock issuable upon conversion of the Series C Preferred have not been registered under the 1933 Act, and may not be transferred unless (i) they are subject to a current and effective registration statement under the 1933 Act, or (ii) the Investor shall have delivered to the Company an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to the Company, to the effect that the securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (b) any sale of the securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule, to the extent that such Rule is applicable.

e. Access to Data. The Holder and its advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and any reasonably requested materials requested by the Holder. The Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received complete and satisfactory answers to any such inquiries.

f. Accredited Investor. The Holder is an “accredited investor’ within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

g. Restrictive Legend. The Holder acknowledges and agrees that the Series A Preferred Shares and the shares of the Company’s common stock issuable upon conversion of the Series C Preferred Shares shall bear a restrictive legend and a stop-transfer order may be placed against transfer of any such securities except that the requirement for a restrictive legend shall not apply to shares sold pursuant to a current and effective registration statement or a sale pursuant Rule 144 or any successor rule

h. Authorization.

i. The Holder has all requisite power and authority to execute and deliver this Exchange Agreement, and to carry out and perform its obligations under the terms hereof. All action on the part of the Holder necessary for the authorization, execution, delivery and performance of this Exchange Agreement, and the performance of all of the Holder’s obligations herein, has been taken.

ii. This Exchange Agreement, when executed and delivered by the Holder, will constitute valid and legally binding obligations of the Holder, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

iii. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Holder in connection with the execution and delivery of this Exchange Agreement by the Holder or the performance of the Holder’s obligations hereunder.

i. Tax Advisors. Such Holder has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Exchange Agreement. With respect to such matters, such Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Exchange Agreement.

j.  All parties acknowledge and represent that: (a) they have read this Exchange Agreement; (b) they clearly understand the Exchange Agreement and each of its terms; (c) they fully and unconditionally consent to the terms of this Exchange Agreement; (d) they have had the benefit and advice of counsel of their own selection; (e) they have executed this Exchange Agreement, freely, with knowledge, and without influence or duress; (f) they have not relied upon any other representations, either written or oral, express or implied, made to them by any person; and (g) the consideration received by them has been actual and adequate.

k.  This Exchange Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties and supersedes and replaces all prior negotiations, proposed agreement and agreements, written or oral. Each of the parties hereto acknowledges that neither any of the parties hereto, nor agents or counsel of any other party whomsoever, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject hereto, to induce it to execute this Exchange Agreement and acknowledges ands warrants that it is not executing this Exchange Agreement in reliance on any promise, representation or warranty not contained herein.

l.  This Exchange Agreement may not be modified or amended in any manner except by an instrument in writing specifically stating that it is a supplement, modification or amendment to the Exchange Agreement and signed by each of the parties hereto.

m.  Should any provision of this Exchange Agreement be declared or be determined by any court or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be part of this Exchange Agreement.

n.  This Exchange Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties, and the individuals executing this Exchange Agreement and other agreements on behalf of the Company, agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

o.  This Exchange Agreement may be executed in counterparts, each of which, when all parties have executed at least one such counterpart, shall be deemed an original, with the same force and effect as if all signatures were appended to one instrument, but all of which together shall constitute one and the same Exchange Agreement.

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IN WITNESS WHEREOF, the parties have caused this Exchange Agreement to be duly executed by their respective officers thereonto duly authorized as of the day and year first above written.

LATTICE INCORPORATED
By:__________________________________________ Name: Paul Burgess Title: Chief Executive Officer

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SIGNATURE PAGES FOR HOLDERS TO FOLLOW]

[SIGNATURE PAGE OF HOLDERS TO LATTICE INCORPORATED EXCHANGE AGMT]

Name of Holder: BARRON PARTNERS LP
By: Barron Capital Advisors, LLC, its General Partner

By:________________________________
Andrew Barron Worden
Managing Partner
730 Fifth Avenue, 25th Floor
New York NY 10019